FOURTH AMENDMENT
TO THE CUSTODY AGREEMENT
THIS THIRD AMENDMENT effective as of July 1, 2020, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Exhibit B, as amended: and
WHEREAS, the parties desire to amend the fee schedule set forth on Exhibit C to the Agreement, as amended from time to time;
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.
NOW, THEREFORE, the parties agree as follows:

1.	Third Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

2.	First Amended Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Eric W. Falkeis	By: /s/ Anita Zagrodnik
Name: Eric Falkeis	Name: Anita Zagrodnik
Title: Chief Executive Officer	Title: Senior Vice President
Date: 6/25/2020	Date: 6/26/2020

1

Third Amended Exhibit B to the Custody Agreement
Separate Series of Tidal ETF Trust
Name of Series
Aware Ultra-Short Duration Enhanced Income ETF
SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi 50 ETF
SoFi Gig Economy ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
RPAR Risk Parity ETF

2

Amended Exhibit C to the Custody Agreement- Tidal ETF Trust
Base Fee for Domestic Custody Services at July 1, 2020
The following reflects the greater of the basis point fee or annual minimum1 where Toroso Investments, LLC acts as Adviser to an ETF in the Tidal ETF Trust

Annual Minimum Fee per Fund Family
Funds 1-10                  $-
Funds 10-15                $-

Basis Points on AUM per Fund Family
-

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with USBFS prior to the end of the initial two year period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, “The Adviser” would owe would owe USBFS up to 50% of $-
($- admin/acct/ta + $- Custody)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

1

Amended Exhibit C (continued) to the Custody Agreement – Tidal ETF Trust
Domestic Custody Services in addition to the Base Fee
Portfolio Transaction Fees2

▪	$ -– Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$ - – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$ -– Option/SWAPS/future contract written, exercised or expired

▪	-– Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$ – Physical security transaction

▪	$ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Securities Lending and Money Market Deposit Account (MMDA)

▪	Coordinated by USBFS per Board of Trustee approval – Negotiable

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

▪	$- per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services – $- filing fee per class action per account, plus -% of gross proceeds, up to a maximum per recovery not to exceed $-.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of a Fund, by any portfolio manager/sub advisor and their affiliates authorized by the Board of Trustees to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Amended Exhibit C (continued) to the custody Agreement – Tidal ETF Trust
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1 – 25 foreign securities – $-

▪	26 – 50 foreign securities – $-

▪	Over 50 foreign securities – $-

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)

▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses

▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $- per claim.

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of a Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Australia	____	$____	Malta	____	$____
Argentina	____	$____	Mauritius	____	$____
Austria	____	$____	Mexico	____	$____
Bahrain	____	$____	Morocco	____	$____
Bangladesh	____	$____	Namibia	____	$____
Belgium	____	$____	Netherlands	____	$____
Bermuda	____	$____	New Zealand	____	$____
Botswana	____	$____	Nigeria	____	$____
Brazil	____	$____	Norway	____	$____
Bulgaria	____	$____	Oman	____	$____
Canada	____	$____	Pakistan	____	$____
Chile	____	$____	Panama
China (A Shares) Stock Connect	____	$____	Peru	____	$____
China (B shares)			Philippines	____	$____
Columbia	____	$____	Poland	____	$____
Costa Rica	____	$____	Portugal	____	$____
Croatia	____	$____	Qatar	____	$____
Cyprus	____	$____	Romania	____	$____
Czech Republic	____	$____	Russia	____	$____
Denmark	____	$____	Serbia	____	$____
Egypt	____	$____	Singapore	____	$____
Estonia	____	$____	Slovakia	____	$____
Euroclear (Eurobonds)	See comments **	$____	Slovenia	____	$____
Euroclear (Non-Eurobonds)	See comments **	$____	South Africa	____	$____
Finland	____	$____	South Korea	____	$____
France	____	$____	Spain	____	$____
Germany	____	$____	Sri Lanka	____	$____
Ghana	____	$____	Swaziland	____	$____
Greece	____	$____	Sweden	____	$____
Hong Kong	____	$____	Switzerland	____	$____
Hungary	____	$____	Taiwan	____	$____
Iceland	____	$____	Thailand	____	$____
India	____	$____	Tunisia	____	$____
Indonesia	____	$____	Turkey	____	$____
Ireland	____	$____	UAE	____	$____
Israel	____	$____	Uganda	____	$____
Italy	____	$____	Ukraine	____	$____
Japan	____	$____	United Kingdom	____	$____
Jordan	____	$____	Uruguay	____	$____
Kenya	____	$____	Vietnam	____	$____
Kuwait	____	$____	West African Economic Monetary Uniton (WAEMU)*	____	$____
Latvia	____	$____	Zambia
Lithuania	____	$____	Zimbabwe
Luxembourg	____	$____
Malaysia	____	$____
* Includes Ivory Coast, Male, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin
Euromarkets (Euroclear) - Internal trades $_
Euromarkets (Euroclear) - External trades $_
Euromarkets (Euroclear) - Bridge transactions $_
Euromarkets (Euroclear) - DTC, Fedwire, and Bank Onelinks $_